UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Inland Real Estate Corporation (NYSE: IRC) (the “Company”) today announced that it has priced a private offering of $170 million aggregate principal amount of convertible senior notes due 2026.  The notes will bear interest at the rate of 4.625% per year, payable on May 15 and November 15 of each year beginning May 15, 2007.  An additional $10 million aggregate principal amount of notes may be purchased, at the option of the initial purchasers, within thirteen days solely to cover over-allotments.

The notes are senior unsecured obligations of the Company.  The Company expects the net proceeds from the offering to be approximately $167.2 million after deducting selling discounts and commission and estimated offering expenses (or approximately $177.1 million if the initial purchasers exercise their over-allotment option in full).  The Company expects to use the net proceeds from the offering to repurchase up to $50 million of shares of its common stock concurrently with the closing of the offering, to repay outstanding indebtedness under the Company’s unsecured revolving credit facility with Key Bank National Association and for general corporate purposes.

Holders of the notes may convert their notes into cash or a combination of cash and shares of the Company’s common stock, at the Company’s option, at any time on or after October 15, 2026 and in other specified circumstances.  The notes will be convertible at an initial conversion rate of 48.3092 shares per $1,000 principal amount of notes.  At the initial conversion rate, the notes will be convertible into common stock at a conversion price of approximately $20.70 per share, which represents a 15% premium over the last reported sale price of the Company’s common stock on November 7, 2006, which was $18.00 per share.  The initial conversion rate is subject to adjustment in certain circumstances.

Prior to November 21, 2011, the Company may not redeem the notes except to preserve its status as a real estate investment trust.  On or after November 21, 2011, the Company may redeem all or a portion of the notes for cash at a redemption price equal to 100% of the principal amount plus accrued but unpaid interest, if any.  On November 15, 2011, November 15, 2013, November 15, 2016 and November 15, 2021, or after the occurrence of certain change in control transactions, holders of the notes may require the Company to repurchase all or a portion of the notes for cash at a purchase price equal to the principal amount plus accrued and unpaid interest, if any.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Shell Company Transactions: N/A

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation dated November 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer
And Treasurer

Date:  November 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation dated November 7, 2006